NEWS RELEASE

For immediate release
Contact:	Robert Giammarco, Chief Financial Officer (212) 978-2803
Odyssey Re Holdings Corp. Reports Second Quarter 2006 Results
And Restatement of its Financial Results
Stamford, CT — July 27, 2006 — Odyssey Re Holdings Corp. (NYSE: ORH) today reported net income available to common shareholders of $202.4 million, or $2.80 per diluted share, for the quarter ended June 30, 2006, compared to $51.1 million, or $0.74 per diluted share, for the quarter ended June 30, 2005. Operating income after tax was $89.4 million, or $1.24 per diluted share, for the second quarter of 2006 compared to $38.7 million, or $0.57 per diluted share, for the second quarter of 2005. Operating income after tax (1) excludes both net realized capital gains as reported and net realized capital gains of an equity investee included in net investment income and the loss on early extinguishment of debt. Included in second quarter 2006 and 2005 net income available to common shareholders were after-tax net realized capital gains, including capital gains of an equity investee which is included in net investment income, of $113.2 million and $14.5 million, or $1.56 and $0.20 per diluted share, respectively. Results for the second quarter of 2006 include a one-time tax benefit of $16.5 million, or $0.23 per share. Net income available to common shareholders was $361.8 million, or $5.01 per diluted share for the six months ended June 30, 2006 compared to $82.6 million, or $1.20 per diluted share, for the comparable period of 2005.
Book value per common share was $25.07 at June 30, 2006, an increase of 13.6%, or $3.00 per share, compared to $22.07 at December 31, 2005. Total shareholders’ equity was $1.83 billion at June 30, 2006, an increase of $208.5 million compared to total shareholders’ equity of $1.62 billion at December 31, 2005.
Results for the periods presented herein reflect a restatement to correct the accounting treatment for certain equity and convertible bond investments, as discussed in more detail below. There is no change in shareholders’ equity at March 31, 2006 as a result of the total cumulative impact of the restatement through the first quarter of 2006.
Highlights for the second quarter of 2006 are summarized as follows:
•	Net operating income of $89.4 million ($1.24 per diluted share) more than doubled over second quarter 2005, a record for the Company

•	Gross premiums written of $584.1 million, a decrease of 2.9% over second quarter 2005

•	Net premiums earned of $584.6 million, an increase of 2.9% over second quarter 2005

•	Combined ratio of 95.3%, compared to 96.5% for the second quarter of 2005

•	Net investment income (excluding realized capital gains of an equity investee) of $94.1 million, an increase of 88.2% over second quarter 2005

•	Annualized operating return on equity of 21.2% for the second quarter and 18.1% for the first half of the year

•	Total invested assets were $6.5 billion, an increase of 9.4% over December 31, 2005
Gross premiums written for the three months ended June 30, 2006 were $584.1 million, a decrease of 2.9% compared to $601.7 million for the three months ended June 30, 2005. The change was attributable to a 0.2% decrease in the Company’s worldwide reinsurance business and a 9.8% decrease in its specialty insurance business, reflecting increased competitive market conditions, particularly in the Company’s international insurance business written through Lloyds. Net premiums written for the second quarter of 2006 were $542.8 million, an increase of 1.0% over second quarter 2005 net premiums written of $537.5 million.

Odyssey Re Holdings Corp., 300 First Stamford Place, Stamford, CT 06902 – Phone: (203) 977-4700 – Fax: (202) 965-7990

The combined ratio for the second quarter of 2006 was 95.3%, versus 96.5% for the comparable 2005 period. Results for the three months ended June 30, 2006 reflect net catastrophe losses, including net catastrophe losses from prior periods, of $16.9 million after tax, or $0.23 per diluted share, compared to $5.3 million, or $0.08 per diluted share, for the second quarter of 2005.
Commenting on the second quarter, Andrew A. Barnard, President and Chief Executive Officer, stated, “We achieved the highest level of earnings this quarter in our history as we continued to benefit from solid underwriting and investment performance. Book value per share has increased 13.6% to date in 2006, allowing us to continue the momentum in compounding book value by 15% over the long term.”
Net investment income, excluding realized capital gains of an equity investee included in net investment income, amounted to $94.1 million for the second quarter of 2006, compared to $50.0 million for the second quarter of 2005. Net pre-tax realized capital gains were $174.3 million for the second quarter of 2006, compared to $22.3 million for the second quarter of 2005. This includes realized capital gains of an equity investee included in net investment income of $103.3 million and $1.4 million for the three months ended June 30, 2006 and 2005, respectively. For the three months ended June 30, 2006, net cash flow from operations was $26.9 million, a decrease of 64.0% from $74.7 million for the three months ended June 30, 2005.
At June 30, 2006, total investments and cash were $6.5 billion, an increase of $555.8 million or 9.4% over December 31, 2005. Net unrealized losses, net of taxes, were $91.5 million at June 30, 2006 compared to net unrealized gains, after tax, of $87.3 million at December 31, 2005. In the second quarter of 2006, OdysseyRe paid a cash dividend of $0.03125 per common share on June 30, 2006 to common shareholders of record as of June 16, 2006.
# # #
Restatement of Financial Results:
OdysseyRe also announced today that it is restating its financial results for the years 2001 through 2005, as well as its results for the three months ended March 31, 2006. The purpose of the restatement is to correct the accounting treatment for certain equity and convertible bond investment securities. OdysseyRe’s decision to restate its financial results is based on its determination that while there will be no change in shareholders’ equity from the restatement, the corrections are material to net income in certain previously reported periods.
The corrections primarily relate to the accounting for convertible bond securities held as investments. Under SFAS 133, the change in the value of the embedded option in a convertible security is required to be included in income through realized gains and losses rather than unrealized gains and losses included in shareholders’ equity, as previously reported by the Company. In addition, certain gains and losses relating to investments in which the Company utilizes the equity method of accounting should have been recognized as realized gains and losses rather than unrealized gains and losses included in shareholders’ equity, as previously reported by the Company.
The restatement will have no effect on shareholders’ equity through March 31, 2006. OdysseyRe estimates that, as a result of the restatement, net income for the three months ended March 31, 2006 will be increased by $9.8 million and the net loss for the year ended December 31, 2005 will be increased by $6.7 million, with an increase in net income of $7.1 million attributable to net income in the first six months of 2005. There is an offsetting change in other comprehensive income, a component of shareholders’ equity, in each period for the same amount. There is no change in shareholders’ equity for each period.
The effects of these adjustments are reflected in the Company’s unaudited financial results included herein. The Company will finalize its restatement and file an amended 2005 Annual Report on Form 10-K. Although the Company is not aware of further adjustments, it is possible that further adjustments will be made to the Company’s financial results as presented herein. Management is also in the process of completing its assessment of the impact of the restatement on the Company’s internal controls over financial reporting. Until the Company files its amended 2005 Form 10-K, its published financial statements cannot be relied upon.
# # #
(1)	“Operating income” after tax is a non-GAAP financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income after tax is equal to net income available to common shareholders, excluding net realized capital gains as reported, net realized capital gains of an equity investee included in net investment income and the loss on early extinguishment of debt. Although realized capital gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income available to common shareholders to operating income after tax and related amounts per diluted common share is as follows (in millions, except per share amounts):

	Three months ended (unaudited)
	June 30, 2006		June 30, 2005 (Restated)
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$202.4	$2.80	$51.1	$0.74
Less: Net realized capital gains, after tax	(46.1)	(0.64)	(13.6)	(0.19)
Less: Net realized capital gains of an equity investee included in net investment income, after tax	(67.1)	(0.92)	(0.9)	(0.01)
Add: Loss on early extinguishment of debt, after tax	0.2	—	2.1	0.03

Operating income, after tax	$89.4	$1.24	$38.7	$0.57

	Six months ended (unaudited)
	June 30, 2006		June 30, 2005 (Restated)
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$361.8	$5.01	$82.6	$1.20
Less: Net realized capital gains, after tax	(105.9)	(1.46)	(10.5)	(0.15)
Less: Net realized capital gains of an equity investee included in net investment income, after tax	(108.6)	(1.50)	(17.4)	(0.25)
Add: Loss on early extinguishment of debt, after tax	0.2	—	2.1	0.03

Operating income, after tax	$147.5	$2.05	$56.8	$0.83

# # #
A conference call to discuss second quarter results will be held at 10:00 a.m. Eastern Daylight Saving Time on Friday, July 28, 2006.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers may listen to the conference call by dialing (800) 500-3792 (domestic) or (719) 457-2734 (international) and asking for the OdysseyRe call. A replay of the call will be available from 12:00 p.m. Eastern Daylight Saving Time on Friday, July 28, 2006 until 11:59 p.m. Eastern Daylight Saving Time on Sunday, August 6, 2006. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 7245104.
# # #
Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company and Newline Underwriting Management Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH.
# # #
Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to ongoing investigations by U.S. government authorities; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
# # #
Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	June 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $2,481,602 and $2,636,294, respectively)	$2,320,975	$2,585,587
Equity securities:
Common stocks, at fair value (cost $522,720 and $589,394, respectively)	544,086	605,768
Common stocks, at equity	251,094	534,427
Short-term investments, at cost which approximates fair value	310,110	199,503
Cash and cash equivalents	2,602,848	1,528,427
Cash collateral for borrowed securities	274,114	240,642
Other invested assets	179,916	233,039

Total investments and cash	6,483,143	5,927,393
Accrued investment income	53,277	46,843
Premiums receivable	522,610	550,496
Reinsurance recoverable on paid losses	130,128	140,881
Reinsurance recoverable on unpaid losses	932,844	1,206,785
Prepaid reinsurance premiums	65,283	84,696
Funds held by reinsureds	155,882	172,896
Deferred acquisition costs	152,815	171,350
Federal and foreign income taxes	229,391	251,423
Other assets	66,121	67,475

Total assets	$8,791,494	$8,620,238

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,128,144	$5,117,708
Unearned premiums	758,504	834,485
Reinsurance balances payable	122,452	160,185
Funds held under reinsurance contracts	118,008	167,020
Debt obligations	551,890	469,155
Obligation to return borrowed securities	99,036	82,543
Other liabilities	181,530	165,704

Total liabilities	6,959,564	6,996,800

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 series A shares and 2,000,000 series B shares issued and outstanding	40	40
Common shares, $0.01 par value; 500,000,000 shares authorized; 69,242,857 shares issued	692	692
Additional paid-in capital	983,189	984,571
Treasury shares, at cost (63,671 and 115,325 shares, respectively)	(1,546)	(2,916)
Unearned stock compensation	—	(1,770)
Accumulated other comprehensive income, net of deferred income taxes	(51,859)	98,931
Retained earnings	901,414	543,890

Total shareholders’ equity	1,831,930	1,623,438

Total liabilities and shareholders’ equity	$8,791,494	$8,620,238

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Six Months Ended June 30,		Three Months Ended June 30,
	2006	2005	2006	2005

REVENUES
Gross premiums written	$1,176,870	$1,275,134	$584,059	$601,657
Ceded premiums written	98,051	128,120	41,240	64,178

Net premiums written	1,078,819	1,147,014	542,819	537,479
(Increase) decrease in unearned premiums	59,242	(14,703)	41,790	30,708

Net premiums earned	1,138,061	1,132,311	584,609	568,187
Net investment income	322,451	117,842	197,391	51,387
Net realized investment gains	162,877	16,213	70,981	20,895

Total revenues	1,623,389	1,266,366	852,981	640,469

EXPENSES
Losses and loss adjustment expenses	746,345	805,785	395,983	392,550
Acquisition costs	246,808	236,020	124,429	120,930
Other underwriting expenses	72,016	72,279	36,830	34,959
Other expense, net	9,935	11,627	2,741	4,437
Interest expense	18,508	13,917	9,691	7,511
Loss on early extinguishment of debt	2,403	2,060	2,403	2,060

Total expenses	1,096,015	1,141,688	572,077	562,447

Income before income taxes	527,374	124,678	280,904	78,022

Federal and foreign income tax provision (benefit):
Current	151,914	51,046	78,770	23,662
Deferred	9,561	(8,930)	(2,306)	3,248

Total federal and foreign income tax provision	161,475	42,116	76,464	26,910

Net income	365,899	82,562	204,440	51,112
Preferred dividends	(4,054)	—	(2,057)	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$361,845	$82,562	$202,383	$51,112

BASIC
Weighted average common shares outstanding	68,473,794	64,317,054	68,478,035	64,352,281

Basic earnings per common share	$5.28	$1.28	$2.96	$0.79

DILUTED
Weighted average common shares outstanding	72,481,547	69,874,831	72,435,220	69,765,394

Diluted earnings per common share	$5.01	$1.20	$2.80	$0.74

DIVIDENDS
Dividends declared per common share	$0.063	$0.063	$0.031	$0.031

COMPREHENSIVE INCOME
Net income	$365,899	$82,562	$204,440	$51,112
Other comprehensive income (loss), net of tax	(150,790)	44,604	(110,914)	62,144

Comprehensive income	$215,109	$127,166	$93,526	$113,256

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Six Months Ended			Three Months Ended
	June 30,		%	June 30,		%
	2006	2005	Change	2006	2005	Change
GROSS PREMIUMS WRITTEN
Americas	$466,411	$548,920	(15.0)%	$233,899	$250,253	(6.5)%
EuroAsia	287,653	282,791	1.7	151,916	143,562	5.8
London Market	177,234	194,811	(9.0)	92,458	97,468	(5.1)
U.S. Insurance	245,572	248,612	(1.2)	105,786	110,374	(4.2)

Total	$1,176,870	$1,275,134	(7.7)%	$584,059	$601,657	(2.9)%

NET PREMIUMS WRITTEN
Americas	$448,724	$529,236	(15.2)%	$226,408	$235,699	(3.9)%
EuroAsia	282,730	270,540	4.5	154,124	142,473	8.2
London Market	160,059	174,883	(8.5)	84,500	85,102	(0.7)
U.S. Insurance	187,306	172,355	8.7	77,787	74,205	4.8

Total	$1,078,819	$1,147,014	(5.9)%	$542,819	$537,479	1.0%

NET PREMIUMS EARNED
Americas	$504,717	$538,083	(6.2)%	$262,867	$265,978	(1.2)%
EuroAsia	275,203	271,348	1.4	146,631	139,019	5.5
London Market	170,881	178,122	(4.1)	87,705	86,876	1.0
U.S. Insurance	187,260	144,758	29.4	87,406	76,314	14.5

Total	$1,138,061	$1,132,311	0.5%	$584,609	$568,187	2.9%

	Six Months Ended		Percentage	Three Months Ended		Percentage
	June 30,		Point	June 30,		Point
	2006	2005	Change	2006	2005	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	73.0%	78.2%	(5.2)	75.0%	80.3%	(5.3)
EuroAsia	59.1	67.0	(7.9)	60.0	57.6	2.4
London Market	63.7	62.5	1.2	65.9	56.9	9.0
U.S. Insurance	56.8	63.6	(6.8)	60.8	65.0	(4.2)

Total	65.6%	71.2%	(5.6)	67.7%	69.1%	(1.4)

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	31.9%	30.3%	1.6	30.7%	30.4%	0.3
EuroAsia	25.5	26.5	(1.0)	25.1	26.9	(1.8)
London Market	25.1	24.3	0.8	26.1	25.8	0.3
U.S. Insurance	24.1	20.5	3.6	23.7	20.0	3.7

Total	28.0%	27.2%	0.8	27.6%	27.4%	0.2

COMBINED RATIO
Americas	104.9%	108.5%	(3.6)	105.7%	110.7%	(5.0)
EuroAsia	84.6	93.5	(8.9)	85.1	84.5	0.6
London Market	88.8	86.8	2.0	92.0	82.7	9.3
U.S. Insurance	80.9	84.1	(3.2)	84.5	85.0	(0.5)

Total	93.6%	98.4%	(4.8)	95.3%	96.5%	(1.2)